SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  _____________

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ______________

                                   AT&T Corp.

                  A New York                    I.R.S. Employer
                  Corporation                   No. 13-4924710

            32 Avenue of the Americas, New York, New York 10013-2412
                                  _____________

                    AT&T Long Term Savings and Security Plan
                                  _____________

                                Agent for Service
                  Edward M. Dwyer, Vice President and Treasurer
            32 Avenue of the Americas, New York, New York 10013-2412
                                 (212) 387-5400
                                  _____________

                  Please send copies of all communications to:
              Marilyn J. Wasser, Vice President - Law and Secretary
            32 Avenue of the Americas, New York, New York 10013-2412
                                  ____________

                         CALCULATION OF REGISTRATION FEE
================================================================================
                  +              + Proposed    + Proposed    +
                  +              + maximum     + maximum     +
Title of          + Amount       + offering    + aggregate   + Amount of
securities to     + to be        + price       + offering    + registration
be registered     + registered(1)+ per share(2)+ price (2)   +    fee
================================================================================
                  +              +             +             +
AT&T Corp.        +   4,600,000  +   $ 62.19   +$286,062,500 + $ 84,388.44
Shares            +              +             +             +
(common--par      +              +             +             +
value $1 per      +              +             +             +
share)            +              +             +             +
================================================================================
(1) Represents the estimated number of shares that may be acquired by the Truste under the AT&T Long Term Savings and Security Plan (the "Plan").
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock, par value $1 per share, of the AT&T Corp. on the New York Stock Exchange on February 25, 1998.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                              CROSS REFERENCE SHEET

                                   AT&T Corp.

                    AT&T Long Term Savings and Security Plan


Item
 No.                             Item                          Page
----                             ----                          ----

 1.               Plan Information....................          *

 2.               Registrant Information and Employee
                  Plan Annual Information ............          *

 3.               Incorporation of Documents by
                  Reference ..........................          1

 4.               Description of Securities...........          1

 5.               Interests of Named Experts and
                  Counsel ............................          2

 6.               Indemnification of Directors and
                  Officers ...........................          2

 7.               Exemption from Registration Claimed.          3

 8.               Exhibits............................          3

 9.               Undertakings........................          3








* Omitted since answer is inapplicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by AT&T Corp. ("AT&T") with the
Securities   and  Exchange   Commission   ("SEC")  (File  No.  1-1105)  and  are
incorporated herein by reference:

         (1) AT&T's Annual Report on Form 10-K for the year ended December 31, 1996;

         (2) AT&T's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (3) AT&T's Current Reports on Form 8-K dated January 15, 1997, March 3, 1997, June 19, 1997, July 15, 1997, August 12, 1997,
              October 20, 1997 (filed October 24, 1997), October 20, 1997 (filed November 4, 1997), December 18, 1997, January 8, 1998 and March 2, 1998;

         (4) The description of shares of AT&T common stock contained in the registration statement filed under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents, filed subsequent to the date hereof by AT&T with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of AT&T's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. Item 4. Description of Securities.

         Not Applicable.   1

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law ("BCL").

         The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

         AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

         The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 ("1933 Act"), which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

         Exhibit
         Number
         -------

           4 Restated Certificate of Incorporation of the registrant filed January 10, 1989, Certificate of Change to Restated Certificate of Incorporation dated March 18, 1992, Certificate of Amendment to Restated Certificate of Incorporation dated June 1, 1992, and Certificate of Amendment to the Certificate of Incorporation dated April 20, 1994, (Exhibit 4-B to Registration Statement No. 33-53765).

          23     Consent of Coopers & Lybrand L.L.P.

          24 Powers of Attorney executed by officers and directors who signed this registration statement.

         In accordance with the requirements of Item 8(b), the registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

Item 9.  Undertakings.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
The Registrant

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on March 2, 1998.

                            AT&T CORP.


                            /s/  E. M. Dwyer
                            ------------------------------
                            By:  E. M. Dwyer
                                 Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:                  #
                                              #
         C. Michael Armstrong   Chairman      #
                              of the Board    #
                                              #
                                              #
Principal Financial Officer:                  #
                                              #
                          Senior Executive    #
         D. E. Somers    Vice President and   #
                           Chief Financial    #
                               Officer        #
                                              ###
                                              #
                                              #   By  Edward M. Dwyer
                                              #   (attorney-in-fact)*
Principal Accounting Officer:                 #
         M. B. Tart      Vice President       #
                         and Controller       #   March 2, 1998
                                              #
Directors:                                    #
         C. Michael Armstrong                 #
         Kenneth T. Derr                      #
         M. Kathryn Eickhoff                  #
         Walter Y. Elisha                     #
         George M. C. Fisher                  #
         Donald V. Fites                      #
         Ralph S. Larsen                      #
         Donald F. McHenry                    #
         Michael I. Sovern                    #
         Thomas H. Wyman                      #   *by power of attorney
         John D. Zeglis                       #

                                   SIGNATURES


The Plan

         Pursuant to the requirements of the Securities Act of 1933, the AT&T Long Term Savings and Security Plan has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basking Ridge, State of New Jersey, on the 27th day of February, 1998.


                            AT&T Long Term Savings and Security Plan





                            /s/  Udayan D. Vinod
                            ------------------------------
                            By:  Udayan D. Vinod
                                 Secretary -  AT&T Long Term Savings and
                                   Security Plan Committee

                                  EXHIBIT INDEX


         Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

         Exhibit
         Number
         -------

         4 Restated Certificate of Incorporation of the registrant filed January 10, 1989, Certificate of Change to Restated Certificate of Incorporation dated March 18, 1992, Certificate of Amendment to Restated Certificate of Incorporation dated June 1, 1992, and Certificate of Amendment to the Certificate of Incorporation dated April 20, 1994, (Exhibit 4-B to Registration Statement No. 33-53765).

         23    Consent of Coopers & Lybrand L.L.P.

         24 Powers of Attorney executed by officers and directors who signed this registration statement.